Exhibit 1.1

EXECUTION COPY

FOREST OIL CORPORATION

12,500,000 Shares of Common Stock

UNDERWRITING AGREEMENT

May 20, 2009

DEUTSCHE BANK SECURITIES INC.

CREDIT SUISSE SECURITIES (USA) LLC

As Representatives of the

   several Underwriters listed

   in Schedule 1 hereto

c/o  Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York  10005

c/o  Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Ladies and Gentlemen:

Forest Oil Corporation, a New York corporation (the “Company”), agrees with the several Underwriters named in Schedule 1 hereto (“Underwriters”) to issue and sell to the several Underwriters 12,500,000 shares (“Firm Securities”) of its common stock, $0.10 par value (“Common Stock”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,875,000 additional shares (“Optional Securities”) of its Common Stock as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Securities.”

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and resale of the Securities, as follows:

1.             Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “ Securities Act”), a shelf registration statement (File No. 333-159346), including a prospectus, relating to the Securities.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the preliminary prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act on May 19, 2009 and the base prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used

(or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Time of Sale Information”):  the Preliminary Prospectus.

“Applicable Time” means 9:00 A.M., New York City time, on May 20, 2009.

2.             Purchase, Sale and Delivery of the Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $17.85 per share, the respective number of shares of Securities set forth opposite the names of the Underwriters in Schedule 1 hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day immediately available) funds by wire transfer to an account specified by the Company to the Representatives drawn to the order of Forest Oil Corporation at the office of Simpson Thacher & Bartlett LLP, at 10 A.M., New York time, on May 26, 2009, or at such other time or place on the same or such other date not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering.  The Firm Securities so to be delivered or evidence of their issuance will be made available for checking by the Representative not later than 4:00 P.M., New York time on the business day prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of Forest Oil Corporation.  The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking by the Representatives at a reasonable time in advance of such Optional Closing Date.

3.             Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)           Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Time of Sale Information, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)           Time of Sale Information.  The Time of Sale Information as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c)           Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and Representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and Representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) each electronic road show and any other written communications approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)           Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)           Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Ineligible Issuer Status.  (i)  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

(g)           Financial Statements.  The financial statements of the Company and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Prospectus present fairly the combined financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information of the Company included or incorporated by reference in each of the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its Subsidiaries and presents fairly the information shown thereby.  The term “Subsidiary” means each entity of which a majority of the voting equity securities or other ownership interests is owned, directly or indirectly, by the Company.

(h)           No Material Adverse Change.  Since March 31, 2009, except as otherwise disclosed in the Time of Sale Information and the Prospectus, (i) there has not been any material adverse change, or any development reasonably likely to result in a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations of the Company and its Subsidiaries taken as a whole and (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole.

(i)            Organization and Good Standing.  (i)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with corporate power and authority to own its properties and conduct its business in a manner consistent with any description thereof in each of the Time of Sale Information and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations  of the Company and its Subsidiaries taken as a whole (“Material Adverse Effect”).

(ii)           Each Subsidiary of the Company has been duly incorporated or formed and is an existing corporation, limited liability company or limited partnership and is in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate, limited liability company or limited partnership power and authority to own its properties and conduct its business in a manner consistent with any description thereof each of the Time of Sale Information and in the Prospectus; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited liability company or limited partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or similar equity interests of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and except as set forth in the each of the Time of Sale Information and Prospectus, the capital stock or similar equity interests of each Subsidiary is owned by the Company, directly or through Subsidiaries, free from liens, encumbrances and defects.

(j)            Due Authorization.  The Company has taken all action required to be taken for the due and proper authorization, execution and delivery of this Agreement.

(k)           The Securities.  The Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Time of Sale Information; all outstanding shares of capital stock of the Company are, and, when the Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the Time of Sale Information and to the description of such Securities contained in the Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(l)            Registration Rights.  Except as disclosed in the Time of Sale Information and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(m)          Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(n)           No Violation or Default.  Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)           No Conflicts.  The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)           No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities and compliance by the Company with the terms hereof and the consummation of the transactions contemplated hereby, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(q)           Legal Proceedings.  Except as described in each of the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

(r)            Independent Accountants.  Ernst & Young LLP, who have certified certain financial statements of the Company and its Subsidiaries included or incorporated by reference in the Time of Sale Information and the Prospectus, are independent public accountants with respect to the Company and its Subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s)           Title to Real and Personal Property.  Except as disclosed in each of the Time of Sale Information and the Prospectus, the Company and its Subsidiaries have good and marketable title to all material real and personal property, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)            Title to Intellectual Property.  The Company and its Subsidiaries own,  possess or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the Company and its Subsidiaries have not received any notice of any claim of infringement of or conflict with any rights of others that, if determined adversely to the Company or any of its Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

(u)           Investment Company Act.  Neither the Company nor any of its Subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Prospectus none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(v)           Licenses and Permits.  The Company and its Subsidiaries possess adequate licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Prospectus, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization that if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(w)          No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x)            Compliance With Environmental Laws.  Except as disclosed in each of the Time of Sale Information and the Prospectus, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and to the Company’s best knowledge, there is no pending investigation which might lead to such a claim.

(y)           No Broker’s Fees.  Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Securities contemplated hereby.

(z)            Disclosure Controls.  The Company and its Subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(aa)         Accounting Controls.  The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and directors of the Company and its Subsidiaries, as applicable; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s or any of its Subsidiary’s assets that could have a material effect on the financial statements.

(bb)         No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(cc)         Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(dd)         Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in any of the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ee)         Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ff)           Sarbanes-Oxley Act.  The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

4.             Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)           Required Filings.  The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters as soon as reasonably practicable in such quantities as the Representatives may reasonably request.  The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)           Delivery of Copies.  The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)           Amendments or Supplements, Issuer Free Writing Prospectuses.  Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d)           Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities

Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use take commercially reasonable steps to obtain as soon as practicable the withdrawal thereof.

(e)           Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, be misleading or so that the Time of Sale Information will comply with law.

(f)            Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)           Earning Statement.  As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(h)           Clear Market.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Common Stock or any securities convertible into or exchangeable or exercisable for any of its shares of Common Stock (“Lock-Up Securities”):  (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except that (1) the Company may issue and sell shares of Lock-Up Securities upon the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof, (2) the Company may issue and sell shares of Lock-Up Securities upon the exercise of options or warrants outstanding on the date of this prospectus supplement or as a result of permitted grants or issuances as described in the following clause (3), (3) the Company may grant or issue stock options and warrants, restricted stock, phantom stock and other securities to our employees, officers and directors pursuant to the terms of a plan in effect on the date hereof, and (4) the Company make such filings with the Commission in connection with any such grants or issuances.  The Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that the Representatives consents to in writing.

(i)            Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(j)            Exchange Listing.  The Company will use its commercially reasonable efforts to list, subject to notice of issuance, the Securities on the New York Stock Exchange (the “Exchange”).

(k)           Filings.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(l)            No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

5.             Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.             Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase Securities on each Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)           Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of each Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of each Closing Date.

(c)           No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined by the

Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock issued or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

(d)           No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, no event described in Section 3(h) hereof shall have occurred or shall exist that is not described in each of the Time of Sale Information (without giving effect to any amendment or supplement thereto or any document filed with the Commission after the date hereof) and the Prospectus (without giving effect to any amendment or supplement thereto or any document filed with the Commission after the date hereof) and the effect of which, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)           Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Section 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)            Comfort Letters.  On the date of this Agreement and on each Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)           Reserve Report Confirmation Letters.  On each Closing Date, DeGoyler and MacNaughton shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information with respect to the oil and gas reserves of the Company and its Subsidiaries, as reported in letters to the Company.

(h)           Opinion of Counsel for the Company.  (i) Vinson & Elkins L.L.P., counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B-1 hereto.

(ii)           Cyrus D. Marter IV shall have furnished to the Underwriters his written opinion, as Vice President and General Counsel of the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Annex B-2 hereto.

(i)            Opinion of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)            No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)           Good Standing.  The Representatives shall have received on and as of the Closing Date reasonably satisfactory evidence of the good standing of the Company and the Company’s “significant subsidiaries” (within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission) their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(l)            Exchange Listing.  The Securities to be delivered on each Closing Date shall have been approved for listing on the Exchange, subject to official notice of issuance.

(m)          Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and officers and directors of the Company shall be full force and effect on the Closing Date.

(n)           Additional Documents.  On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                                       Indemnification and Contribution.

(a)                                  Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, any of the other Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(b)                                 Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, any of the other Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the fifth and seventeenth paragraphs under “Underwriting”.

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to paragraphs (a) or (b) above that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers, and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person found guilty in a final judgment of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                    Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.                                       Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the First Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9.                                       Defaulting Underwriter.  (a) If, on a Closing Date any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone such Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Time of Sale Information, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10(a) hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10.                                 Payment of Expenses.  (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Prospectus, any other Time of Sale Information, any Issuer Free Writing Prospectus and the Prospectus (including any amendment or supplement thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel, independent accountants and independent petroleum engineering firms; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; and (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)                                 If (i) this Agreement is terminated pursuant to clause (ii) of Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities because a condition to closing is not satisfied, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

11.                                 Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, the affiliates, officers and directors of each Underwriter referred to in Section 7 hereof and the officers and directors of the Company referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.                                 Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

13.                                 Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.                                 Miscellaneous.  (a)  Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by Deutsche Banks Securities Inc. and Credit Suisse Securities (USA) LLC on behalf of the Underwriters, and any such action taken by Deutsche Banks Securities Inc. and Credit Suisse Securities (USA) LLC shall be binding upon the Underwriters.

(b)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives at c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005 (fax:  (212) 797-9344), Attention:  Syndicate Manager (with a copy to the General Counsel (fax: (212) 797-4564)); c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD.  Notices to the Company shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Prospectus, Attention: General Counsel (telecopier no.: (303) 812-1445).

(c)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)                                 Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)                                  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)                                    Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

FOREST OIL CORPORATION

By	/s/ Cyrus D. Marter IV
Title: Senior VP, General Counsel & Secretary

Accepted: May 20, 2009

DEUTSCHE BANK SECURITIES INC.
CREDIT SUISSE SECURITIES (USA) LLC
For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

DEUTSCHE BANK SECURITIES INC.

By	/s/ Francis M. Winders
Authorized Signatory
Frank Winders – Director – US Syndicate

By	/s/ Brad Miller
Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ Randy Bayless
Authorized Signatory

Schedule 1

Underwriter	Number of Firm Securities

Deutsche Bank Securities Inc.	$6,250,000

Credit Suisse Securities (USA) LLC	6,250,000

Total	$12,500,000

ANNEX A

Number of Shares: 12,500,000

Public Price per Share: $18.25

Price per Share to Underwriters: $17.85

ANNEX B-1

Form of Opinion of Vinson & Elkins L.L.P.

(i)                                                                                     the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York, with corporate power and authority necessary to own its properties and conduct its business in a manner consistent with any description thereof in each of the Time of Sale Information and the Prospectus;

(ii)                                                                                  the Company has all necessary corporate power and authority to execute and deliver the Underwriting Agreement;

(iii)                                                                               the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(iv)                                                                              The Securities to be issued and sold by the Company pursuant to this Agreement on each Closing Date have been duly authorized by the Company and, when issued and delivered to and paid for by the Underwriters as provided in this Agreement, will be validly issued and fully paid and nonassessable and conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Common Stock;

(v)                                                                                 no consent, approval, authorization or order of, or filing or registration with, any United States federal or New York state court or governmental agency or body is required for the execution, delivery and performance by the Company of the Underwriting Agreement and issuance of the Securities, or for the consummation of the transactions contemplated therein, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by FINRA and under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters or as have been obtained;

(vi)                                                                              None of the issue, sale, execution and delivery of the Securities by the Company, the execution and delivery of each of the Underwriting Agreement, the consummation of the transactions contemplated therein in accordance with the terms thereof, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of or constitute a default under (a) any United States federal or New York state law (provided that such counsel shall not be required to opine as to the prospective compliance by the Company with applicable securities laws), (b) the charter or by-laws or similar organizational documents of the Company, or (c) the terms of the indentures and credit agreements incorporated as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the three months ended March 31, 2009 (as such indentures and credit agreements have been amended), except in the case of clauses (a) and (c), for any such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect;

(vii)                                                                           The Registration Statement has been declared effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, as of its effective date, and the Prospectus, as of the date of this Agreement, and any amendment or supplement thereto, as of its date, appears on its face to have complied as to form in all material respects with the requirements of the Act, except that, in each case, we express no opinion as to the financial statements, schedules, oil and gas reserve data and other financial data included therein or excluded from exhibits to the Registration Statement.  Each of the documents filed under the Act or the Exchange Act and incorporated by reference in the Prospectus, at the time it became effective or was filed with the Commission, as the case may be, appears on its face to have complied as to form in all material respects with the requirements of the Act or Exchange Act, as the case may be, except that, in each case, we express no opinion as to the financial statements, schedules, oil and gas reserve data and other financial data included therein or excluded from exhibits to the Prospectus.

(viii)                                                                        The descriptions in each of the Time of Sale Information and the Prospectus of statutes and legal and governmental proceedings are accurate in all material respects; the statements set forth under the headings “Description of Capital Stock” in each of the Time of Sale Information and the Prospectus, insofar as they purport to constitute summaries of the terms of the Common Stock (including the Securities), are accurate and fairly summarize in all material respects such provisions;

(ix)                                                                                The statements in each of the Time of Sale Information and the Prospectus under the heading “Certain United States Federal Income and Estate Tax Considerations for Non-U.S. Holders,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects;

(x)                                                                                   The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom as described in each of the Time of Sale Information and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

Such counsel shall also state (which may be in a separate document) that they have participated in conferences with certain officers and other Representatives of the Company, Representatives of the independent accountants of the Company, and Representatives of and counsel to the Underwriters, at which the contents of the Time of Sale Information and the Prospectus and related matters were discussed, and, although such counsel did not independently verify such information, is not passing upon, and does not assume any responsibility for and expresses no opinion regarding (except to the extent set forth in subparagraphs (x) and (xi) above) the accuracy, completeness or fairness of the statements contained or included in the Time of Sale Information and the Prospectus, based on the participation described above (relying as to matters of fact upon statements made to such counsel by the Representatives of the Company) and their review of the Time of Sale Information and the Prospectus, no information has come to their attention that caused them to believe that the Time of Sale Information, as of the Time of Sale (which such counsel may assume to be the date of this Agreement), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the statements contained in the Prospectus, as of the date thereof and as of Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such counsel need not express any view, belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, including the related notes and schedules thereto and the auditors’ reports thereon, other financial and accounting information and the oil and gas reserve reports and related reserve information contained or incorporated by reference in the Time of Sale Information and the Prospectus or excluded therefrom.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Delaware General Corporation Law or the laws of the State of New York or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to Simpson Thacher & Bartlett LLP and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

The opinion of Vinson & Elkins L.L.P. described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

ANNEX B-2

Form of Opinion of Cyrus D. Marter IV,
Vice President and General Counsel of the Company

(i)                                                                                     The Company is duly qualified to do business as a foreign corporation in good standing in all United States jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(ii)                                                                                  All outstanding shares of Common Stock have been duly authorized by the Company and are validly issued and fully paid and nonassessable and conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus;

(iii)                                                                               each subsidiary of the Company organized under the laws of a jurisdiction within the United States and set forth on Annex A to such opinion, (the “Subsidiaries”), has been duly incorporated or formed and is an existing corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate, limited liability company or limited partnership power and authority necessary to own its properties and conduct its business in a manner consistent with any description thereof in the Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation, limited liability company or limited partnership in good standing in all other United States jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or equivalent equity interests of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, except as set forth in each of the Time of Sale Information and the Prospectus (including as disclosed with respect to the credit facility of the Company), the capital stock or equivalent equity interests of each Subsidiary are owned by the Company, directly or through other subsidiaries of the Company, free from liens, encumbrances and defects; and all subsidiaries organized under the laws of a jurisdiction within the United States that are material to the business of the Company and its subsidiaries, taken as a whole, are included amongst the subsidiaries listed on Annex A to such opinion;

(iv)                                                                              Neither the issue, sale, execution and delivery of the Securities by the Company, the execution and delivery of Underwriting Agreement by the Company, the consummation of any of the transactions contemplated therein, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) the charter or bylaws or similar organizational documents of the Company or any of the Subsidiaries, (b) the terms of any indenture or other agreement or instrument to which the Company or any of the Subsidiaries is a party or bound, or (c) any judgment, order or decree of any court, regulatory body, administrative agency, governmental body or arbitration having jurisdiction over the Company or any of the

Subsidiaries, except, in the case of clauses (b) and (c) above, for any such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect;

(v)                                                                                 The descriptions in each of the Time of Sale Information and the Prospectus of contracts and other documents are accurate in all material respects; and

(vi)                                                                              except as disclosed in each of the Time of Sale Information and the Prospectus, to such counsel’s knowledge, there is no pending or threatened action or suit or judicial, arbitral or other administrative proceeding before any court, regulatory body, administrative agency, governmental body or arbitrator to which the Company or any of its Subsidiaries, or its or their property, is the subject, that is of a character that would have a Material Adverse Effect.

Such counsel shall also state (which may be in a separate document) that such counsel has participated in conferences with certain officers and other Representatives of the Company, outside counsel to the Company, Representatives of the independent accountants of the Company, and with Representatives of and counsel to the Underwriters, at which the contents of the Time of Sale Information and the Prospectus and related matters were discussed, and, although such counsel did not independently verify such information, is not passing upon, and does not assume any responsibility for and expresses no opinion regarding the accuracy, completeness or fairness of the statements contained or included in the Time of Sale Information and the Prospectus, based on the participation described above (relying as to matters of fact upon statements made to such counsel by the Representatives of the Company) and review of the Time of Sale Information and the Prospectus, no information has come to the attention of such counsel that have caused such counsel to believe that the Time of Sale Information, as of the Time of Sale (which such counsel may assume to be the date of this Agreement), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the statements contained in the Prospectus, as of the date thereof and as of Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such counsel need not express any view, belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, including the related notes and schedules thereto and the auditors’ reports thereon, other financial and accounting information and the oil and gas reserve reports and related reserve information contained or incorporated by reference in the Time of Sale Information and the Prospectus or excluded therefrom.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Delaware General Corporation Law or the laws of the States of Colorado or Texas, or the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to Simpson Thacher & Bartlett LLP and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

The opinion of Cyrus D. Marter IV described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex A to Form of Opinion
 of Cyrus D. Marter IV, Vice President
 and General Counsel of the Company

List of Subsidiaries

Forest Oil Permian Corporation

Lantern Drilling Company

Exhibit A

LOCK-UP AGREEMENT

May 19, 2009

DEUTSCHE BANK SECURITIES INC.

CREDIT SUISSE SECURITIES (USA) LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o  Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York  10005

c/o  Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for the common stock par value $0.10 per share (the “Securities”) of Forest Oil Corporation, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives.  In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 60 days after the public offering date set forth on the final prospectus relating to the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement.  Any Securities acquired by the undersigned in the open market will not be subject to this Agreement.  A transfer of Securities to a family member or trust may be made, provided (1) the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and (2) in the event a filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), such party states in such filing that the transferee shall be bound in writing by the terms of this Agreement prior to such transfer.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal Representatives and assigns of the undersigned.  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Name: